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                                                                      Exhibit 23

                        [Letterhead of Deloitte & Touche]


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-52154 of eSpeed, Inc., (the Company) on Form S-3 filed on December 19, 2000 and Registration Statements No. 333-34324 and 333-49056 of the Company on Form S-8 filed on April 7, 2000 and November 1, 2000, respectively, of our report dated February 14, 2001, appearing in this Annual Report on Form 10-K of eSpeed, Inc. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP


March 2, 2001
New York, New York